EXHIBIT 99.5


         INSTRUCTIONS TO THE SUNTRUST BANKS, INC. 401(K) PLAN TRUSTEE
     The undersigned hereby directs that all shares of SunTrust Banks, Inc. Common Stock allocated to his/her account under the SunTrust Banks, Inc. 401(k) Plan be voted at the SunTrust Banks, Inc. Special Meeting of Shareholders to be held December 23, 1998, and at any adjournment thereof, in accordance with the following instructions for the matters described herein. For any other business that may properly come before the special meeting, all such shares shall be voted as the Board of Directors may recommend. This instruction is solicited by the Board of Directors.


                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)



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                           PLEASE COMPLETE THE CARD
                               AND RETURN IT IN
                             THE ENVELOPE PROVIDED

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT               PLEASE MARK
OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR              YOUR VOTES AS [X]
APPROVAL OF EACH OF THE FOLLOWING PROPOSALS                    INDICATED IN
                                                               THIS EXAMPLE.

     1. To approve and adopt (i) the Amended and Restated Agreement and Plan of Merger, dated as of July 20, 1998, by and among SunTrust, Crestar Financial Corporation ("Crestar") and SMR Corporation (Virginia), a wholly owned subsidiary of SunTrust ("Sub"), pursuant to which Sub will merge with and into Crestar and SunTrust will issue 0.96 shares of Common Stock in exchange for each share of common stock of Crestar (the "Stock Issuance"), and (ii) the Stock Issuance.

      [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

     2. To vote at the discretion of the Proxies upon such other matters as may properly come before the Special Meeting or any adjournment of postponement thereof.

   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN


                                        The undersigned acknowledges receipt of
                                        a copy of the Notice of Special Meeting
                                        of Shareholders and Joint Proxy
                                        Statement/Prospectus, dated November
                                        13, 1998.

                                        IMPORTANT: Please date and sign this
                                        instruction exactly as your name or
                                        names appear to the left.

                                        Date------------------------------, 1998

                                        Signature-------------------------------



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SUNTRUST

                                                              November 13, 1998

To our employee shareholders:

     You and other employees who own SunTrust stock through your 401(k) Plan account have the opportunity to vote on an important issue that will help determine the future of our Company -- the merger with Crestar Financial Corporation. The merger is described in the Proxy Statement, and will help SunTrust expand into an excellent geographic area and grow through the introduction of new products and services to our customers. Please vote your shares and return them to the Plan Trustee in time for the Special Meeting of Shareholders in December. If you do not respond, your shares will not be voted.


     We are sending you two items in this package:

      1. The Proxy Statement describing the business of the special shareholder meeting scheduled for Wednesday, December 23, 1998; and

      2. The Instructions to Plan Trustee (reverse side), which you should fill out and return immediately, following the instructions provided.

     Thank you for the contribution you make toward ensuring that SunTrust is one of the most successful financial institutions in the nation.


                                        Sincerely,



                                        /s/ L. Phillip Humann
                                        L. Phillip Humann
                                        Chairman, President and
                                        Chief Executive Officer